Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES SECOND QUARTER FISCAL YEAR 2012 RESULTS

RUTLAND, VERMONT (November 30, 2011) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional vertically-integrated solid waste, recycling and resource management services company, today reported financial results for its second quarter fiscal year 2012, and provided updated guidance for its 2012 fiscal year.

Highlights for the quarter included:

•                  Revenue growth of 5.7 percent over the same quarter last year.

•                  Overall solid waste pricing growth of 1.6 percent was primarily driven by strong collection pricing growth of 3.4 percent as a percentage of collection revenues.

•                  Adjusted EBITDA* was $30.5 million for the quarter, down $0.3 million from same quarter last year.

•                  Free cash flow* was $6.0 million for the quarter and $3.4 million year-to-date.

•                  Company reaffirms Revenue, Adjusted EBITDA and Free Cash Flow guidance ranges for fiscal year 2012.

For the quarter ended October 31, 2011, revenues were $129.9 million, up $7.0 million or 5.7 percent from the same quarter last year.  Operating income was $11.6 million for the quarter, down $0.7 million from the same quarter last year.  Excluding the non-recurring $0.4 million legal settlement charge and the $0.1 million development project charge in the current quarter, operating income was down $0.2 million from the same quarter last year.

The company’s net loss attributable to common shareholders was ($0.8) million, or ($0.03) per common share for the quarter, compared to a net loss of ($1.2) million, or ($0.04) per share for the same quarter last year.

“We continued to make great progress during the second quarter improving the fundamentals of our core business,” said John W. Casella, chairman and CEO of Casella Waste Systems.  “Collection price was up 3.4 percent from the same quarter last year, a big improvement from the muted pricing we realized last year.  The strong pricing is a reflection of the hard work by our divisional teams to move pricing from an annual event to a core process, their efforts to intelligently manage yield in their markets through the use of the customer profitability analytics, and our constant drive to create value for our customers through resource solutions.”

“We are also driving increased collection volumes through our ability to differentiate our service offerings with resource solutions, such as Zero-Sort® Recycling, and our heightened focus on customer care,” Casella said.  “In spite of the stagnant economic environment, MSW and C&D landfill volumes were up for the quarter, while historically lumpy special waste volumes were down this quarter at most of our sites.”

“In late August and early September, the Northeast was hit with two major storms, Irene and Lee, that destroyed local roads and bridges and devastated hundreds of homes and businesses,” Casella said.  “Our people were prepared for the storms, and with their foresight we avoided major damage to our facilities and equipment.  In fact, we were able to get our customer care center operational and our trucks running the day after the storms to meet the needs of our customers and our communities.  As a result of the storm clean-up, we realized higher roll-off pulls and landfill volumes at several sites; however much of this benefit was offset by increased operating costs due to the storms.”

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Fiscal 2012 Outlook

The company reaffirmed its fiscal year guidance in the following categories:

•                  Revenues between $475.0 million and $487.0 million.

•                  Adjusted EBITDA* between $105.0 million and $110.0 million.

•                  Free Cash Flow* between $2.0 million and $7.0 million.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-off, as well as legal settlement charge (Adjusted EBITDA) which is a non-GAAP measure.  The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures, less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sales of assets and property and equipment, which is a non-GAAP measure.  Adjusted EBITDA is reconciled to net income (loss), while Free Cash Flow is reconciled to Net Cash Provided by Operating Activities.

The company presents Adjusted EBITDA and Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP Adjusted EBITDA and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP,and may be different from Adjusted EBITDA or Free Cash Flow presented by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the northeastern United States.  For further information, contact Ned Coletta, vice president of finance and investor relations at (802) 772-2239, or Ed Johnson, chief financial officer at (802) 772-2241, or visit the company’s website at http://www.casella.com.

Conference call to discuss quarter

The Company will host a conference call to discuss these results on Thursday, December 1, 2011 at 10:00 a.m. ET.  Individuals interested in participating in the call should dial (877) 548-9590 or (720) 545-0037 at least 10 minutes before start time.  The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast.  A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 22675023) until 11:59 p.m. ET on Thursday, December 8, 2011.

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Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2011.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

Ned Coletta

Vice President of Finance and Investor Relations

(802) 772-2239,

Ed Johnson

Chief Financial Officer

(802) 772-2241

http://www.casella.com

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except amounts per share)

	Three Months Ended		Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2011	2010	2011	2010

Revenues	$129,866	$122,895	$257,059	$244,887

Operating expenses:
Cost of operations	86,627	79,313	171,851	160,652
General and administration	16,062	15,696	32,268	31,613
Depreciation and amortization	15,061	15,620	29,567	31,203
Legal settlement	359	—	1,359	—
Development project charge	131	—	131	—
Gain on sale of assets	—	—	—	(3,502)
	118,240	110,629	235,176	219,966

Operating income	11,626	12,266	21,883	24,921

Other expense/(income), net:
Interest expense, net	11,207	11,619	22,357	23,384
Loss from equity method investments	1,523	506	3,781	2,638
Other income	(327)	(317)	(432)	(412)
	12,403	11,808	25,706	25,610

(Loss) income from continuing operations before income taxes and discontinued operations	(777)	458	(3,823)	(689)
Provision for income taxes	67	281	728	1,060

(Loss) income from continuing operations before discontinued operations	(844)	177	(4,551)	(1,749)

Discontinued operations:
Loss from discontinued operations, net of income taxes (1)	—	(767)	—	(1,692)
Gain (loss) on disposal of discontinued operations, net of income taxes (1)	79	(564)	725	(615)

Net loss attributable to common stockholders	$(765)	$(1,154)	$(3,826)	$(4,056)

Common stock and common stock equivalent shares outstanding, assuming full dilution	26,759	26,788	26,661	25,981

Net loss per common share attributable to common stockholders	$(0.03)	$(0.04)	$(0.14)	$(0.16)

Adjusted EBITDA (2)	$30,532	$30,804	$59,194	$58,577

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 31,	April 30,
	2011	2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,421	$1,817
Restricted cash	76	76
Accounts receivable - trade, net of allowance for doubtful accounts	56,984	54,914
Other current assets	14,989	15,598
Total current assets	76,470	72,405

Property, plant and equipment, net of accumulated depreciation	461,359	453,361
Goodwill	101,329	101,204
Intangible assets, net	2,468	2,455
Restricted assets	403	334
Notes receivable - related party/employee	720	1,297
Investments in unconsolidated entities	34,906	38,263
Other non-current assets	20,285	21,262

Total assets	$697,940	$690,581

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,297	$1,217
Current maturities of financing lease obligations	327	316
Accounts payable	51,758	42,499
Other accrued liabilities	41,047	39,889
Total current liabilities	94,429	83,921

Long-term debt and capital leases, less current maturities	461,915	461,418
Financing lease obligations, less current maturities	1,989	2,156
Other long-term liabilities	47,012	49,099

Total Casella Waste Systems, Inc. and Subsidiaries stockholders’ equity	91,325	93,987
Noncontrolling interest	1,270	—
Total stockholders’ equity	92,595	93,987

Total liabilities and stockholders’ equity	$697,940	$690,581

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

		Six Months Ended
		October 31,	October 31,
		2011	2010
	Cash Flows from Operating Activities:
	Net loss attributable to common stockholders	$(3,826)	$(4,056)
	Loss from discontinued operations, net of income taxes	—	1,692
	(Gain) loss on disposal of discontinued operations, net of income taxes	(725)	615
	Adjustments to reconcile net loss to net cash provided by operating activities -
	Gain on sale of assets	—	(3,502)
	Gain on sale of property and equipment	(754)	(302)
	Depreciation and amortization	29,567	31,203
	Depletion of landfill operating lease obligations	4,514	4,299
	Interest accretion on landfill and environmental remediation liabilities	1,740	1,656
	Development project charge	131	—
	Amortization of premium on senior subordinated notes	—	(386)
	Amortization of discount on term loan and second lien notes	467	450
	Loss from equity method investments	3,781	2,638
	Stock-based compensation	1,366	1,347
	Excess tax benefit on the vesting of share based awards	(219)	(117)
	Deferred income taxes	1,008	1,185
	Changes in assets and liabilities, net of effects of acquisitions and divestitures	4,428	(2,566)
		46,029	35,905
	Net Cash Provided by Operating Activities	41,478	34,156
	Cash Flows from Investing Activities:
	Acquisitions, net of cash acquired	(715)	—
Additions to property, plant and equipment	- growth	(6,410)	(990)
	- maintenance	(29,560)	(29,779)
	Payments on landfill operating lease contracts	(3,314)	(2,250)
	Proceeds from sale of assets	—	7,533
	Proceeds from sale of property and equipment	1,170	555
	Investments in unconsolidated entities	(935)	—
	Net Cash Used In Investing Activities	(39,764)	(24,931)
	Cash Flows from Financing Activities:
	Proceeds from long-term borrowings	82,100	76,900
	Principal payments on long-term debt	(82,146)	(83,966)
	Payments of financing costs	(184)	(357)
	Proceeds from exercise of share based awards	176	160
	Excess tax benefit on the vesting of share based awards	219	117
	Net Cash Provided By (Used In) Financing Activities	165	(7,146)
	Cash Provided By (Used In) Discontinued Operations	725	(70)
	Net increase in cash and cash equivalents	2,604	2,009
	Cash and cash equivalents, beginning of period	1,817	2,035
	Cash and cash equivalents, end of period	$4,421	$4,044
	Supplemental Disclosures:
	Cash interest	$20,531	$21,344
	Cash income taxes, net of refunds	$5,281	$117

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(In thousands)

Note 1:    Discontinued Operations

On January 23, 2011, we entered into a purchase and sale agreement and related agreements to sell non-integrated recycling assets and select intellectual property assets to a new company (the “Purchaser”) formed by Pegasus Capital Advisors, L.P. and Intersection LLC for $130,400 in gross proceeds.  Pursuant to these agreements, we divested non-integrated recycling assets located outside our core operating regions of New York, Massachusetts, Vermont, New Hampshire, Maine and northern Pennsylvania, including 17 Material Recovery Facilities (“MRFs”), one transfer station and certain related intellectual property assets. Following the transaction, we retained four integrated MRFs located in our core operating regions. As a part of the disposition, we also entered into a ten-year commodities marketing agreement with the Purchaser to market 100% of the tonnage from three of our remaining integrated MRFs.

We completed the transaction on March 1, 2011 for $134,195 in gross cash proceeds. This included an estimated $3,795 working capital and other purchase price adjustment, which was subject to further adjustment, as defined in the purchase and sale agreement. The final working capital adjustment, along with additional legal expenses related to the transaction, of $646 was recorded to gain (loss) on disposal of discontinued operations, net of income taxes in the first quarter of fiscal year 2012.

In the three months ended October 31, 2011, we recorded an additional working capital adjustment of $79 to gain (loss) on disposal of discontinued operations, net of income taxes, which related to our subsequent collection of receivable balances that were released to us for collection by the Purchaser.

During the third quarter of fiscal year 2011, we also completed the sale of the assets of the Trilogy Glass business for cash proceeds of $1,840.

The operating results of these operations, which relate only to prior fiscal year periods, have been reclassified from continuing to discontinued operations in the accompanying unaudited condensed consolidated financial statements. Revenues and loss before income tax provision attributable to discontinued operations for the three and six months ended October 31, 2010 were $18,114, ($767), $35,693, and ($1,692), respectively.

We allocate interest expense to discontinued operations. We have also eliminated certain immaterial inter-company activity associated with discontinued operations.

Note 2:    Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-off, as well as legal settlement charges (Adjusted EBITDA) which is a non-GAAP measure. We also disclose Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures, less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of assets and property and equipment, which is a non-GAAP measure. Adjusted EBITDA is reconciled to net income (loss), while Free Cash Flow is reconciled to Net Cash Provided by Operating Activities.

We present Adjusted EBITDA and Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. Management uses these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA and Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, provides investors the benefit of viewing our performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use EBITDA (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP in the U.S. Adjusted EBITDA and Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP in the U.S., and may be different from Adjusted EBITDA or Free Cash Flow presented by other companies.

Following is a reconciliation of Adjusted EBITDA to Net Loss Attributable to Common Stockholders:

	Three Months Ended		Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2011	2010	2011	2010

Net Loss Attributable to Common Stockholders	$(765)	$(1,154)	$(3,826)	$(4,056)
Loss from discontinued operations, net of income taxes	—	767	—	1,692
(Gain) loss on disposal of discontinued operations, net of income taxes	(79)	564	(725)	615
Provision for income taxes	67	281	728	1,060
Interest expense, net	11,207	11,619	22,357	23,384
Depreciation and amortization	15,061	15,620	29,567	31,203
Other expense, net	1,196	189	3,349	2,226
Legal settlement	359	—	1,359	—
Development project charge	131	—	131	—
Gain on sale of assets	—	—	—	(3,502)
Depletion of landfill operating lease obligations	2,484	2,107	4,514	4,299
Interest accretion on landfill and environmental remediation liabilities	871	811	1,740	1,656
Adjusted EBITDA (2)	$30,532	$30,804	$59,194	$58,577

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended		Six Months Ended
	October 31,	October 31,	October 31,	October 31,
	2011	2010	2011	2010
Net Cash Provided by Operating Activities	$27,538	$22,793	$41,478	$34,156
Capital expenditures	(21,102)	(15,902)	(35,970)	(30,769)
Payments on landfill operating lease contracts	(1,456)	(1,461)	(3,314)	(2,250)
Proceeds from sale of assets and property and equipment	971	247	1,170	8,088
Free Cash Flow (2)	$5,951	$5,677	$3,364	$9,225

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and six months ended October 31, 2011 and 2010 are as follows:

	Three Months Ended October 31,
	2011	% of Total Revenue	2010	% of Total Revenue
Collection	$54,764	42.2%	$52,058	42.4%
Disposal	31,104	24.0%	31,075	25.3%
Power generation	6,340	4.9%	6,273	5.1%
Processing and organics	13,992	10.8%	12,972	10.6%
Solid waste operations	106,200	81.9%	102,378	83.4%
Major accounts	9,847	7.5%	10,140	8.2%
Recycling	13,819	10.6%	10,377	8.4%
Total revenues	$129,866	100.0%	$122,895	100.0%

	Six Months Ended October 31,
	2011	% of Total Revenue	2010	% of Total Revenue
Collection	$108,390	42.2%	$104,560	42.7%
Disposal	60,422	23.5%	60,630	24.8%
Power generation	12,237	4.8%	11,986	4.9%
Processing and organics	28,730	11.2%	26,220	10.7%
Solid waste operations	209,779	81.7%	203,396	83.1%
Major accounts	20,557	7.9%	20,540	8.3%
Recycling	26,723	10.4%	20,951	8.6%
Total revenues	$257,059	100.0%	$244,887	100.0%

Components of revenue growth for the three months ended October 31, 2011 compared to the three months ended October 31, 2010 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$1,783	3.4%	1.7%	1.5%
Disposal	(240)	-0.8%	-0.2%	-0.2%
Power operations	102	1.6%	0.1%	0.1%
Processing and organics	—	0.0%	0.0%	0.0%
Solid Waste Yield	1,645		1.6%	1.4%

Volume	(211)		-0.2%	-0.2%
Commodity price & volume	1,063		1.0%	0.9%
Acquisitions & divestitures	1,329		1.3%	1.1%
Closed landfill	(4)		0.0%	0.0%
Total Solid Waste	3,822		3.7%	3.2%

Major Accounts	(293)			-0.2%

		% of Recycling Operations
Recycling Operations:
Commodity price	3,749	36.1%	3.1%
Commodity volume	(307)	-2.9%	-0.2%
Total Recycling	3,442	33.2%	2.9%

Total Company	$6,971		5.7%

Solid Waste Internalization Rates by Region:

	Three Months Ended October 31,		Six Months Ended October 31,
	2011	2010	2011	2010
Eastern region	59.7%	54.9%	56.9%	52.8%
Western region	77.0%	75.1%	76.6%	75.7%
Solid waste internalization	68.9%	66.1%	67.3%	65.1%

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

GreenFiber Financial Statistics - as reported (1):

	Three Months Ended October 31,		Six Months Ended October 31,
	2011	2010	2011	2010
Revenues	$21,841	$20,581	$37,856	$38,018
Net loss	(3,049)	(1,012)	(7,564)	(5,276)
Cash flow used in operations	(949)	(3,414)	(2,258)	(3,038)
Net working capital changes	(149)	(4,856)	726	(2,692)
Adjusted EBITDA	$(800)	$1,442	$(2,984)	$(346)

As a percentage of revenues:

Net loss	-14.0%	-4.9%	-20.0%	-13.9%
Adjusted EBITDA	-3.7%	7.0%	-7.9%	-0.9%

(1)  We hold a 50% interest in US Green Fiber, LLC (“GreenFiber”), a joint venture that manufactures, markets and sells cellulose insulation made from recycled fiber.

Components of Growth and Maintenance Capital Expenditures (1):

	Three Months Ended October 31,		Six Months Ended October 31,
	2011	2010	2011	2010
Growth capital expenditures:
Landfill development	$203	$—	$244	$227
Landfill gas to energy project	792	—	1,159	—
MRF equipment upgrades	2,498	—	3,007	—
Other	1,774	108	2,000	763
Total Growth Capital Expenditures	5,267	108	6,410	990

Maintenance capital expenditures:
Vehicles, machinery / equipment and containers	$3,901	$3,930	$10,341	$10,332
Landfill construction & equipment	9,907	10,778	16,904	17,830
Facilities	1,815	976	1,990	1,148
Other	212	110	325	469
Total Maintenance Capital Expenditures	15,835	15,794	29,560	29,779

Total Capital Expenditures	$21,102	$15,902	$35,970	$30,769

(1) Our capital expenditures are broadly defined as pertaining to either growth or maintenance activities.  Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, and new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities.  Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities.  Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals, and replacement costs for equipment due to age or obsolescence.

2